Exhibit 99.1

DIXIE FOODS INTERNATIONAL TO ACQUIRE TWO PAPA JOHNS LOCATIONS

Williston, Florida, September 29 2014 - Dixie Foods International, Inc. (OTCQB: DIXI) announced that it has reached an agreement in principal to acquire two existing Papa John’s franchise locations in the Fresno, California area. The two locations to be acquired currently generate annual revenues in excess of $1,000,000 and are profitable.

DIXI currently has four additional locations under construction in the Fresno and Sacramento areas as part of its Area Development Agreements with Papa John’s International to build at least 25 locations by the end of 2015 in trade areas stretching from Fresno to north of Sacramento.

Headquartered in Las Vegas, Nevada, DIXI, though its recently-acquired KCI Investments, LLC, currently operates 13 franchised Capriotti’s Sandwich Shops in: Clark County, Nevada; Dallas/Fort Worth; Texas and four counties in Southern California. KCI also: currently manages Elements Kitchen and Martini Bar - an Alex Stratta Fine Casual Restaurant, and has a number of additional Capriotti's locations and one Alex Stratta Italian Steakhouse in various phases of development and construction.

“These acquisitions represent a natural extension of our plans for the development of the Papa John’s brand in the Fresno market and gives us exclusive control of that market.” noted DIXI CEO Ken Antos. “We anticipate consummating the acquisition this year through our PRB I, LLC subsidiary – to coincide with our anticipated opening of our first seven locations in Northern California”.

DIXI also currently has exclusive development areas for Capriotti's Sandwich Shops in parts of Dallas/Fort Worth and its Southern California markets (Orange County, San Diego County and parts of Los Angeles County), and also has the right to open Capriotti’s in parts of Las Vegas.

Additionally, DIXI recently signed an agreement in principal with celebrity chef Alex Stratta to jointly develop, open and operate various restaurant and other food-service concepts. Stratta was the first "Iron Chef", having played the role of Iron Chef Italian on the television show Iron Chef USA. DIXI already has opened on Alex Stratta-related, fine casual restaurant in Las Vegas and recently announced plans to open an Alex Stratta Italian Steakhouse, a fine-dining establishment in a new development in Las Vegas, Nevada. Additionally, DIXI anticipates opening a number of restaurant and food-service concepts in partnership with Stratta within the next year.

For information contact:

Richard Groberg

CFO

DIXI Foods International, Inc.

investorrelations@kciinvestmentsllc.com

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “potential” or similar words or phrases which are predictions of or indicate future events or trends. Statements relating to plans and objectives for future operations, including those relating to KCI Investments, LLC, are based on DIXI’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that DIXI’s assumptions differ from actual results, DIXI’s ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and DIXI disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to DIXI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2013 and subsequently filed SEC reports for further information.